Exhibit 99.1

Estrella Immunopharma Announces $8.0 Million Registered Direct Offering and Concurrent Private Placement Priced At-the-Market Under Nasdaq Rules

EMERYVILLE, CA., JANUARY 5, 2026 – Estrella Immunopharma, Inc. (NASDAQ: ESLA) (the “Company”), a clinical-stage biopharmaceutical company developing CD19 and CD22-targeted ARTEMIS T-cell therapies to treat cancers and autoimmune diseases, today announced that it has entered into definitive agreements with a single healthcare-focused institutional investor for the purchase and sale of shares of common stock, par value $0.0001 per share (“Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) in a registered direct offering. In a concurrent private placement, the Company also agreed to sell to the same investor, investor warrants (the “PIPE Common Warrants”). Aggregate gross proceeds to the Company from both transactions are expected to be approximately $8.0 million. The entire transaction has been priced at-the-market under applicable Nasdaq rules. The transactions consisted of the sale of 5,063,290 Common Units (or Pre-Funded Units), each consisting of (i) one (1) share of Common Stock or one (1) Pre-Funded Warrant to purchase one (1) share of Common Stock and (ii) one and one-half (1.5) PIPE Common Warrants (for a total of 7,594,935 PIPE Common Warrants).  Each PIPE Common Warrant is exercisable for one (1) share of Common Stock at an exercise price of $1.39. The offering price per Common Unit is $1.58 (or $1.5799 for each Pre-Funded Unit, which is equal to the offering price per Common Unit sold in the offering minus the $0.00001 exercise price of the Pre-Funded Warrants). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Unit sold in the offering, the number of Common Units in the offering will be decreased on a one-for-one basis.

The transactions are expected to close on or about January 6, 2026, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offerings, together with its existing cash, for general corporate purposes and working capital.

Aegis Capital Corp. is acting as exclusive placement agent for the offerings. Winston & Strawn LLP is acting as counsel to the Company. Sichenzia Ross Ference Carmel LLP is acting as counsel to Aegis Capital Corp.

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-283770) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on December 19, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

The offer and sale of the securities in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Common Stock and the Shares issuable upon exercise of the Pre-Funded Warrants and PIPE Common Warrants.

Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Estrella Immunopharma, Inc.

Estrella is a clinical-stage biopharmaceutical company developing CD19 and CD22-targeted ARTEMIS T-cell therapies to treat cancers and autoimmune diseases. Estrella’s mission is to harness the evolutionary power of the human immune system to transform the lives of patients fighting cancer and other diseases. To accomplish this mission, Estrella’s lead product candidate, EB103, utilizes Eureka’s ARTEMIS  technology to target CD19, a protein expressed on the surface of almost all B-cell leukemias and lymphomas. Estrella is also developing EB104, which also utilizes Eureka’s ARTEMIS technology to target not only CD19, but also CD22, a protein that, like CD19, is expressed on the surface of most B-cell malignancies.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Contact

Investor Relations

Estrella Immunopharma, Inc.

IR@estrellabio.com